VITRO, S.A. DE C.V.

AND

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

_________________________________

FORM OF FIRST SUPPLEMENTAL INDENTURE

Dated as of August [   ], 2006

_________________________________

Supplementing the Trust Indenture

Dated as of October 22, 2003

_________________________________

$225,000,000 11.75% Senior Exchange Notes due 2013.

FIRST SUPPLEMENTAL INDENTURE, dated as of the [ ] day of August, 2006, between VITRO, S.A. DE C.V., a corporation (sociedad anonima) organized under the laws of the United Mexican States (the "Issuer" or the "Company") and WACHOVIA BANK, NATIONAL ASSOCIATION, a United States banking corporation, having its Corporate Trust Office located at 5847 San Felipe Street, Suite 1050, Houston, Texas 77057, as trustee (the "Trustee");

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 22, 2003 between the Company and Wachovia Bank, National Association, as Trustee (the "Original Indenture", and together with this First Supplemental Indenture, the "Indenture") providing for the issuance by the Company of US$225,000,000 aggregate principal amount of notes originally issued on October 22, 2003 (the "Outstanding Notes") as well as any replacement notes and any Exchange Securities issued in accordance with Section 2.06 of the Original Indenture;

        WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee, on August [ ], 2006, this First Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, one series of Notes to be designated as the "11.75% Senior Exchange Notes due 2013" under the Indenture in the aggregate principal amount of $225,000,000;

        WHEREAS, the Registration Rights Agreement dated as of October 22, 2003 between the Company and Citigroup Global Markets Inc. and Credit Suisse First Boston, LLC (the "Registration Rights Agreement") provides, among other things, that the Company and the Trustee may enter into an indenture supplemental to the Original Indenture to provide for the issuance of Exchange Securities, which will have terms substantially identical to the other Outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and the Original Indenture and the applicability of Registration Default Damages payable as liquidated damages pursuant to Section 8 of the Registration Rights Agreement; and

        WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

        NOW, THEREFORE, This FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Notes designated as the "11.75% Senior Exchange Notes due 2013" and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

        Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear or Clearstream Banking, as the case may be, that apply to such transfer or exchange.

        "Clearstream Banking" shall mean Clearstream Banking, societe anonyme (formerly Cedelbank) or any successor.

        "DTC" shall mean The Depository Trust Company.

        "Euroclear" shall mean the Euroclear System or any successor.

        "Global Notes" or "Global Note" shall have the meaning assigned to it in Section 2.03 hereof.

        "Interest Payment Date" shall have the meaning assigned to it in Section 2.06.

        "Notes" shall mean the Company's 11.75% Senior Exchange Notes due 2013.

        Section 1.02. Section References.

        Each reference to a particular Section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

ARTICLE II

TITLE AND TERMS OF THE NOTES

        Section 2.01. Title of the Notes.

        The title of the Notes of the series established hereby is the "11.75% Senior Exchange Notes due 2013".

        Section 2.02. Amount and Denominations.

        The aggregate principal amount of the Notes which may be authenticated and delivered under this First Supplemental Indenture is limited to $225,000,000. This series of Notes will be treated, together with any other Outstanding Notes, as a single issue of securities.

        Section 2.03. Registered Notes.

        The certificates for the Notes shall be registered in global form and shall be in substantially the form attached hereto as Exhibit A (collectively, the "Global Notes", each a "Global Note").

        Section 2.04. Issuance and Pricing.

        The Notes shall be issued under the Indenture.

        Section 2.05. Stated Maturity.

        The Stated Maturity of the Notes on which the principal thereof is due and payable shall be November 1, 2013.

        Section 2.06. Interest.

        Interest will be payable semiannually in arrears on May 1 and November 1 of each year, each an Interest Payment Date, commencing November 1, 2006 to the Persons in whose names the Notes are registered at the close of business on April 15 and October 15, respectively, immediately preceding the applicable Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal is payable on that date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

        Interest on the Notes will accrue at the rate of 11.75% per annum, until the principal thereof is paid or made available for payment.

        Section 2.07. Registration, Transfer and Exchange.

        The principal of and interest on the Notes shall be payable and the Notes may be surrendered or presented for payment, the Notes may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office or agency of the paying agent and Registrar in The City of New York, State of New York; provided, however, that at the option of the Company, it may make interest payments by check mailed to the address of the registered Holders at their registered addresses.

        Section 2.08. Redemption of the Notes.

        The Notes are redeemable by the Company pursuant to Article X of the Original Indenture.

        Section 2.09. Denominations.

        Interests in the Notes shall be in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

        Section 2.10. Currency.

        The principal of and interest (including defaulted interest) on the Notes shall be payable in U.S. Legal Tender.

        Section 2.11. Applicability of Certain Original Indenture Provisions.

        Except as otherwise provided by this First Supplemental Indenture, all Sections of the Original Indenture shall apply to the Notes.

        Section 2.12. Security Registrar and Paying Agent.

        The Company hereby initially appoints the Trustee at its office in the City of New York as the Registrar, a paying agent and agent for service of demands and notices in connection with the Notes under the Indenture and the Trustee, by its execution hereof, accepts such appointment; provided, however, that (subject to Sections 3.02 and 3.04 of the Indenture) the Company may at any time remove the Trustee at its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

        The Company shall enter into an appropriate agency agreement with any Registrar, paying agent or co-Registrar not a party to the Indenture, which shall incorporate the terms of the Trust Indenture Act of 1939. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or paying agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to the Original Indenture. The Company may act as paying agent, Registrar, co-Registrar or transfer agent.

        Section 2.13. Global Notes.

        The Notes may be issued in whole or in part in the form of one or more Global Notes in fully registered form. No Notes will be issued in bearer form. The initial Depositary for the Global Notes of each series shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Notes from time to time.

        Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

        Section 2.14. Legends.

        The Private Placement Legend required by Section 2.05(a) of the Original Indenture shall not apply to the Notes.

        Section 2.15. Transfer and Exchange

        Section 2.08 of the Original Indenture shall not apply to the Notes.

        Section 2.16. No Liquidated Damages Under Registration Rights Agreement.

        Section 2.8 of the Registration Rights Agreement shall not apply to the Notes.

        Section 2.17. Amendments.

        This Supplemental Indenture may be amended by the Company without the consent of any holder of the Notes in order for the restrictions on transfer contained herein to be in compliance with applicable law or the Applicable Procedures.

        Section 2.18. Applicable Procedures.

        Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a Global Note that is not permitted by the Applicable Procedures.

        Section 2.19. Execution of the Notes.

        The Exchange Notes shall be executed on behalf of the Company by both (a) the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or their respective President or any Vice President of the Company and (b) its Treasurer, attorney-in-fact or any Assistant Treasurer or its Secretary or any Assistant Secretary. The Notes shall be signed for the Company by manual or facsimile signature. If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

ARTICLE III

MISCELLANEOUS PROVISIONS

        The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

        In signing this First Supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 5.01 and Section 5.02 of the Original Indenture) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that this First Supplemental Indenture is authorized or permitted hereby.

        The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this First Supplemental Indenture and of defending itself against any claims (whether asserted by any Holder, the Company, or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith, as determined by a competent court of appropriate jurisdiction in a final, non-appealable judgment.

        Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.

        This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York and the Trust Indenture Act of 1939 without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Notes or any transaction related hereto or thereto to the fullest extent permitted by applicable law.

        This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

VITRO, S.A. DE C.V.,
as Issuer

By: __________________________________

Name:

Title:

WACHOVIA BANK,
NATIONAL ASSOCIATION,
as Trustee

By: __________________________________

Name:

Title:

Exhibit A

FORM OF NOTE

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

No. $
[CUSIP] [ISIN]

VITRO, S.A. de C.V.
11.75% Senior Exchange Note Due 2013

        VITRO, S.A. de C.V., a corporation with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico (the "ISSUER"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of [ ] United States Dollars at the Issuer's office or agency for said purpose in the City of New York, on November 1, 2013, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 (each an "INTEREST PAYMENT DATE") of each year, commencing with November 1, 2006, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless (i) the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security and (ii) if no interest has been paid or duly provided for, from August [ ], 2006. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "INTEREST RECORD DATE"), as the case may be, but not August [ ], 2006, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Issuer shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which Interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holder and shall have appropriate facilities for such purpose.

        Subject to certain exceptions as set forth in the Indenture, all payments of principal, premium and interest in respect of this Security shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any political subdivision thereof or therein, unless such withholding or deduction is required by law or by regulation. In the event that such withholding or deduction in respect of principal, premium or interest is so required, the Issuer shall pay such Additional Amounts in respect of payments of principal of, and interest on, this Security, subject to certain exceptions as set forth in the Indenture, as may be necessary in order that the net amounts received by the Securityholders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of this Security in the absence of such withholding or deduction.

        Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

        Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

VITRO, S.A. de C.V.

By:__________________________________

 Name:

 Title:

By:__________________________________

 Name:

 Title:

[FORM OF REVERSE OF SECURITY]

VITRO, S.A. de C.V.
11.75% Senior Exchange Note Due 2013

        This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $225,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of October 22, 2003, as amended and supplemented by the First Supplemental Indenture dated August [ ], 2006 (as it may be further amended or supplemented from time to time in accordance with the terms thereof, the "INDENTURE"), duly executed and delivered by the Issuer to Wachovia Bank, National Association, as trustee (herein called the "TRUSTEE"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

        This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Issuer will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 11.75% rate per annum based on a year of 360 days and actual days elapsed.

        There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Security, such Additional Interest to be payable in accordance with the terms of such Security.

        In case an Event of Default (as defined in the Indenture), shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the holders of at least a majority in principal amount of the Securities then outstanding. Without notice to or the consent of any holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any holder.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

        The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

        At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

        Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

        The Securities may be redeemed, at the Issuer's option, in whole or in part, at any time on or after November 1, 2008 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's last address as it appears in the Security Register (as defined in the Indenture), at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing November 1 of the years set forth below:

YEAR	REDEMPTION PRICE
2008	105.875%
2009	103.917%
2010	101.958%
2011 and thereafter	100.0000%

        Any such redemption will comply with the Indenture.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed at such holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on Securities or portions of Securities called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

        The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail at any time, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, if the Issuer certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in or amendment to laws, regulations or rules of Mexico (or any political subdivision or taxing authority thereof or therein) or any change in the published, official interpretation of such laws, regulations or rules (including a holding by a court of competent jurisdiction), which change or amendment occurs after the date of issuance of the Securities, it has or will, on the next succeeding Interest Payment Date, become obligated to pay Additional Amounts with respect to payments on the Securities in excess of Additional Amounts that would be payable under the laws of Mexico were payments of interest on the Securities subject to withholding taxes imposed at a rate of 10% and such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, if a payment in respect of the Securities were then due. Prior to the giving of any notice of redemption of the Securities pursuant to the Indenture, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that the Issuer has or will, on the next succeeding interest payment date, become obligated to pay such Additional Amounts as a result of a change or amendment described herein and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals, if any, necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

        Subject to payment by the Issuer of a surety sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

        Upon the occurrence of a Change of Control, as defined in the Indenture, each holder shall have the right to require the repurchase of its Securities by the Issuer in cash pursuant to the offer described in the Indenture (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

        A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each holder at his last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be sold to the Issuer in part. On and after the Change of Control Payment Date, interest shall cease to accrue on Securities or portions of Securities surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the Change of Control Payment.

        The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any successor corporation either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture is hereby incorporated by reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Trustee

By:__________________________________

Name:

Title:

Dated:

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. __________________________________________________

Please print or typewrite name and address including zip code of assignee
______________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Security on the books of the Issuer with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Security purchased by the Issuer pursuant to Section 3.15 or Section 3.17 of the Indenture, check the Box:

        If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.15 or Section 3.17 of the Indenture, state the amount: $_________________________

Date:

Your Signature: __________________________________

 (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: __________________________________